EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Columbus Energy Corp. on Form S-8 (File No. 33-63336) Form S-8 (File No. 33-93156), Form S-8 (File No. 33-25743) of our report dated February 11, 1998, on our audits on the consolidated financial statements of Columbus Energy Corp. as of November 30, 1997 and 1996, and for the years ended November 30, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



                               COOPERS & LYBRAND L.L.P.


Denver, Colorado
February 11, 1998